TARSUS PHARMACEUTICALS, INC. 15420 Laguna Canyon Road-STE 250 and 15440 Laguna Canyon Rd-STES 100, 130, 150 and 200-T5 12/9/24-OPP-049812 1 LEASE TERMINATION AGREEMENT I. PARTIES AND DATE. THIS LEASE TERMINATION AGREEMENT ("Agreement") is made and entered into as of \fed\ __________________, by and between DISCOVERY BUSINESS CENTER LLC, a Delaware limited liability company, hereafter called “Landlord,” and TARSUS PHARMACEUTICALS, INC., a Delaware corporation, hereafter called “Tenant.” II. RECITALS. A. Landlord and Tenant entered into a lease dated May 28, 2020, as amended by a letter agreement dated June 18, 2020, a First Amendment to Lease dated December 22, 2020, a Second Amendment to Lease dated July 30, 2021, a Third Amendment to Lease dated February 9, 2022, a Fourth Amendment to Lease dated November 21, 2022, a Fifth Amendment to Lease dated May 2, 2023, and a Sixth Amendment to Lease dated March 20, 2024 (collectively, the “Lease”), in connection with approximately 32,145 rentable square feet of space located at 15440 Laguna Canyon Road, Suite Nos. 100, 130, 150, 160, and 200, Irvine, California and approximately 7,036 rentable square feet of space located at 15420 Laguna Canyon Road, Suite 250, Irvine, California (collectively the “Premises”). B. Landlord and Tenant desire to terminate the Lease upon the terms and conditions contained in this Agreement. III. TERMINATION. For valuable consideration: A. Date. Landlord and Tenant agree that the Lease will terminate on the Termination Date (defined below). The “Termination Date” will occur on the earlier of (1) the date Tenant substantially completes the tenant improvements (but for punchlist items) pursuant to the new lease ("New Lease") between Landlord’s affiliate, Spectrum Terrace III LLC, a Delaware limited liability company (“Landlord’s Affiliate”), and Tenant for the premises located at 17700 Laguna Canyon Road, Suites 300 and 400, Irvine, California (“New Premises”), and (2) the date Tenant commences its regular business activities in the New Premises. Not later than 10 days following the Termination Date, Tenant will cause the Premises to be vacated and surrendered in accordance with the requirements of the Lease, including, but not limited to, Section 15.2 thereof; and during such 10-day period, Tenant will not be obligated to pay Rent for the Premises, including, but not limited to, holdover charges pursuant to Section 15.1. B. Effect of Termination. The termination of the Lease pursuant to this Agreement will not be deemed to relieve either party of any obligation under the Lease that would otherwise survive its expiration or sooner termination. IV. GENERAL. A. Counterparts; Digital Signatures. This Agreement may be executed in one or more counterparts, each of which will constitute an original and all of which will be one and the same agreement. The parties expressly agree that one or each of the parties may execute and deliver this Agreement electronically using a certificate-based electronic signature and delivery software service approved and initiated by Landlord that provides an audit trail and method for authenticating signers (the “Approved Service”). The Approved Service will have the same legal effect as a handwritten signature and will be admissible evidence of the parties' mutual intent to be legally bound by this Agreement. The parties declare that they have received all of the information required to be fully aware of the certificate-based electronic signature software process and each party hereby waives any claim which it may have against the enforceability of this Agreement based on the use of the Approved Service. B. Defined Terms. All words commencing with initial capital letters in this Agreement which are not defined in this Agreement have the same meaning in this Agreement as in the Lease. C. Corporate and Partnership Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Agreement on behalf of the entity represents and warrants that he or she is duly authorized to execute and deliver this Agreement and that this Agreement is binding upon the corporation, limited liability company or partnership in accordance with its terms. D. Disputes. The provisions of Section 14.5 (Expenses and Legal Fees) and Section 14.6 (Waiver of Jury Trial) of the Lease also apply to this Agreement. E. Attorneys' Fees. The provisions of the Lease respecting payment of prevailing attorneys' fees also apply to this Agreement. F. Nondisclosure of Agreement Terms. Tenant acknowledges that the content of this Agreement, and any related documents are confidential information. Except to the extent disclosure is required by law, Tenant will keep such confidential information strictly confidential and will not disclose such Docusign Envelope ID: A9ED51EE-1FB3-40A6-B597-7032AA8C6657 December 16, 2024

TARSUS PHARMACEUTICALS, INC. 15420 Laguna Canyon Road-STE 250 and 15440 Laguna Canyon Rd-STES 100, 130, 150 and 200-T5 12/9/24-OPP-049812 2 confidential information to any person or entity other than to its respective financial, legal and space- planning consultants, provided, however, that Tenant may disclose the terms pursuant to legal requirement. V. EXECUTION. Landlord and Tenant have executed this Agreement as of the day and year first written above. LANDLORD: DISCOVERY BUSINESS CENTER LLC, a Delaware limited liability company By: \si6\ Jonathan H. Brinsden Group President Commercial Properties By: \si5\ Roger DeWames Division President Office Properties \in9\ TENANT: TARSUS PHARMACEUTICALS, INC., a Delaware corporation By: \si1\ Bobak Azamian Chief Executive Officer By: \si2\ Jeff Farrow Chief Financial Officer and Chief Strategy Officer Docusign Envelope ID: A9ED51EE-1FB3-40A6-B597-7032AA8C6657